Exhibit 10.10a

HORACE MANN SERVICE CORPORATION
EXECUTIVE CHANGE IN CONTROL PLAN

SCHEDULE A PARTICIPANTS

Note: The effective date of entry shall be subject to Section 4.2(a)

NAME OR TITLE	EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	May 16, 2013

TIER II PARTICIPANTS
EVP and CFO	May 23, 2017
EVP and COO	May 25, 2023
EVP, Supplemental & Group Benefits and Corporate Strategy	February 15, 2012
EVP and General Counsel	December 3, 2019

TIER III PARTICIPANTS

*Subject to acceptance within 30 days of effective date of participation.

Last updated: April 9, 2024